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                                                   CILCORP INC. AND SUBSIDIARIES                                      Exhibit B
                                                   FOR YEAR ENDED DECEMBER 31, 1999                                 Page 1 of 1
                                                   (Thousands of Dollars)

                                                   Total Assets                                                      1,830,953

                                                   Total Operating Revenues                                            580,850

                                                   Net Income                                                             (465)

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